UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 15, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

4690 Millennium Drive, Belcamp, Maryland 21017

(Address of principal executive offices)

Delaware	0-20634	52-1287752

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code:	(443) 327-1271

(Former Name or Former Address, if Changed Since Last Report)

Item 2.      Acquisition or Disposition of Assets.

     On March 15, 2004, Ravens Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), completed its merger with and into Rainbow Technologies, Inc., a Delaware corporation (“Rainbow”), in accordance with the Agreement and Plan of Reorganization dated October 22, 2003 (the “Merger Agreement”) by and among SafeNet, Inc., a Delaware corporation (“SafeNet”), Ravens Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Acquisition Corp”), and Rainbow. The issuance of shares and the Merger Agreement were approved by the shareholders of SafeNet and Rainbow, respectively, at meetings held on March 15, 2004. Pursuant to the Merger Agreement, Acquisition Corp. was merged with and into Rainbow and Rainbow became a wholly-owned subsidiary of SafeNet.

     Pursuant to the Merger Agreement, former holders of the outstanding shares of common stock of Rainbow will receive 0.374 of a share of common stock of SafeNet in exchange for each share of Rainbow common stock. The amount and type of consideration was determined on the basis of arm’s length negotiations between SafeNet and Rainbow.

     The merger is intended to qualify as a tax-free reorganization and is being accounted for as a purchase business combination.

     The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto.

Item 7.      Financial Statements and Exhibits.

                  (a) Financial Statements of Business Acquired. In accordance with Item 7(a) of Form 8-K, the financial statements for Rainbow required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before May 28, 2004.

                  (b) Pro Forma Financial Information. In accordance with Item 7(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X is attached as Exhibit 2.2.

                  (c) Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization dated October 22, 2003 by and among SafeNet, Inc., Ravens Acquisition Corp. and Rainbow Technologies, Inc. (incorporated by reference to Annex A to SafeNet Inc.’s Registration Statement on Form S-4 filed on November 14, 2003 (Registration No. 333-110520).

Exhibit 2.2	Pro Forma Financial Information for the combined corporation.

Exhibit 99.1	Press Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
		By:	/s/ Anthony A. Caputo Anthony A. Caputo Chief Executive Officer
Date:	March 16, 2004

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization dated October 22, 2003 by and among SafeNet, Inc., Ravens Acquisition Corp. and Rainbow Technologies, Inc. (incorporated by reference to Annex A to SafeNet Inc.’s Registration Statement on Form S-4 filed on November 14, 2003 (Registration No. 333-110520).

2.2	Pro Forma Financial Information for the combined corporation.

99.1	Press Release.